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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SPSS Inc.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-90694, 333-87374, 333-57168, 333-45900, 333-25869, 33-73130, 33-80799,
33-73120, 333-63167, 33-74402, 333-75674, 333-108663, and 333-120066) on Form
S-8 and the registration statements (Nos. 333-41207, 333-21025, 333-10423,
333-30460, 333-71236, and 333-108048) on Form S-3 of SPSS Inc. of our report dated March 16, 2005, with respect to the consolidated balance sheets of SPSS Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2004, and the related consolidated financial statement schedule, and our report dated April 21, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of SPSS Inc.

     Our report dated March 16, 2005, contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity," effective July 1, 2003.

     Our report dated April 21, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that SPSS Inc. did not maintain effective internal controls over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses have been identified and included in management's assessment related to the accounting for revenue and income taxes. The Company had inadequate controls for recording revenue, which could have prevented the Company from recording revenue, deferred revenue and accounts receivable completely and accurately; and it did not employ personnel with the appropriate level of expertise to calculate, document, and review its accounting for income taxes and the documentation and review process was not sufficient to support management's assessment of the recoverability of deferred tax assets. Because of these deficiencies, there is more than a remote likelihood that a material misstatement in the Company's annual or interim financial statements due to errors in accounting for revenue and income taxes could occur and not be prevented or detected by its internal controls over financial reporting.

                                                     /s/ KPMG LLP
                                          --------------------------------------
                                                         KPMG LLP

Chicago, Illinois
April 21, 2005